Registration No. 333-


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)

                   Kansas                          48-0457967
        (State or other jurisdiction            (I.R.S. Employer
      of incorporation or organization)        Identification No.)


                2001 Edmund Halley Drive, Reston, Virginia 20191
                    (Address of Principal Executive Offices)
                            ------------------------

                            SPRINT NEXTEL CORPORATION
                           2007 OMNIBUS INCENTIVE PLAN
                            (Full title of the plan)
                            ------------------------

                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            Sprint Nextel Corporation
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (703) 433-4000

                            ------------------------

                         CALCULATION OF REGISTRATION FEE
                                    Proposed       Proposed
                         Amount      maximum        maximum         Amount of
 Title of securities     to be    offering price   aggregate      registration
  to be registered    registered(1) per share    offering price        Fee

Common Stock, Series 1,
$2.00 par value
(including the
associated preferred
stock purchase
rights)(2)            199,636,700 $19.975(3) $3,987,743,082.50(3) $122,423.72(4)

(1) This Registration Statement also relates to an indeterminate number of additional shares of Common Stock, Series 1 (and associated preferred stock purchase rights) that may be issued pursuant to anti-dilution and adjustment provisions of the 2007 Omnibus Incentive Plan.

(2) Each share of Common Stock, Series 1 also includes one-half of a preferred stock purchase right. No separate consideration is payable for the preferred stock purchase rights. Accordingly no additional registration fee is required.

(3) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h)(1). The average of the high and low prices of the Common Stock on May 1, 2007, as reported in the consolidated reporting system, was $19.975.

(4) Of the amount due, $11,271.15 was previously paid in connection with the registration of shares of FON Common Stock under Registration Statement No. 333-106086 filed by Sprint Nextel on June 13, 2003, that have been deregistered; $1,741.97 was previously paid in connection with the registration of deferred compensation obligations under Registration Statement No. 333-127497 filed by Sprint Nextel on August 12, 2005, that have been deregistered; and $107,777.48 was previously paid in connection with the registration of shares of Common Stock under Registration Statement No. 333-131301 filed by Sprint Nextel on January 26, 2006, that have been deregistered ($1,010.78 of which was previously paid in connection with the registration of FON Common Stock under Registration Statement No. 333-127425 filed by Sprint Nextel on August 11, 2005, that have been deregistered).

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

         The following documents filed by Sprint Nextel Corporation ("Sprint Nextel") with the Securities and Exchange Commission (File No. 1-04721) are incorporated in this Registration Statement by reference:

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 1, 2007.

     o Current Reports on Form 8-K filed on August 18, 2005 (only with respect to Exhibits 99.17 and 99.18), as amended by Form 8-K/A filed on December 5, 2005, January 8, 2007 (only the information reported under Item 7.01 is incorporated herein by reference), February 7, 2007, as amended by Form 8-K/A filed on February 21, 2007, February 28, 2007 (of the two Current Reports on Form 8-K filed on February 28, 2007, only the filing made under Item 5.03 is incorporated herein by reference), and March 6, 2007.

     o Description of common stock contained in Amendment No. 8 to Sprint Nextel's Registration Statement on Form 8-A relating to Sprint Nextel's Common Stock, Series 1, filed August 12, 2005, and any amendment or report filed for the purpose of updating that description.

     o Description of Rights contained in Amendment No. 6 to Sprint Nextel's Registration Statement on Form 8-A relating to Sprint Nextel's Rights, filed August 8, 2005, and any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by Sprint Nextel pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents (excluding any Current Reports on Form 8-K to the extent disclosure is furnished and not filed).


Item 4.    Description of Securities

         See Incorporation of Documents by Reference.


Item 5.    Interests of Named Experts and Counsel

         The validity of the authorized and unissued shares of Sprint Nextel Common Stock and the related Rights to be issued under the 2007 Omnibus Incentive Plan was passed upon by Michael T. Hyde, Assistant Secretary of Sprint Nextel. As of May 7, 2007, Mr. Hyde beneficially owned 23,292 shares of Sprint Nextel common stock, had options to purchase 77,761 shares of Sprint Nextel common stock, and had restricted stock units representing 3,580 shares of Sprint Nextel common stock.

Item 6.    Indemnification of Directors and Officers

         The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the articles of incorporation and bylaws of Sprint Nextel, as amended.

         Under Section 17-6305 of the Kansas General Corporation Code, which we refer to as the KGCC, a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Consistent with Section 17-6305 of the KGCC, Article 6 of the bylaws of Sprint Nextel provides that the corporation will indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit, or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

         In accordance with Section 17-6002(b)(8) of the KGCC, Sprint Nextel's articles of incorporation provide that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to Sprint Nextel or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 17-6424 of the KGCC (unlawful payment of dividends), and amendments thereto, or (iv) transactions from which a director derives an improper personal benefit.

         Under Article 6, Section 6.6 of the bylaws of Sprint Nextel, Sprint Nextel may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation, or who is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise, against any liability arising out of his status as such, whether or not the corporation would have the power to indemnify such persons against liability. Sprint Nextel carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries.

Subject to certain limitations and exclusions, the policies reimburse the corporation for liabilities indemnified under the bylaws.

         Sprint Nextel has entered into indemnification agreements with its directors and officers. These agreements provide that Sprint Nextel will indemnify, defend and hold harmless the director or officer (the "Indemnitee") to the fullest extent permitted or required by the laws of the state of Kansas, against any and all Indemnifiable Claims and Indemnifiable Losses.

         "Indemnifiable Claim" means any Claim based upon, arising out of or resulting from:

         (i) any actual, alleged or suspected act or failure to act by the Indemnitee in his or her capacity as a director, officer, employee or agent of Sprint Nextel or as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of Sprint Nextel as a director, officer, employee, member, manager, trustee or agent;

         (ii) any actual, alleged or suspected act or failure to act by Indemnitee in any capacity identified in clause (i) in respect of any business, transaction, communication, filing, disclosure or other activity of Sprint Nextel or any other entity or enterprise referred to in clause (i); or

         (iii) Indemnitee's status as a current or former director, officer, employee or agent of Sprint Nextel or as current or former director, officer, employee, member, manager, trustee or agent of Sprint Nextel or any other entity or enterprise referred to in clause (i) or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status.

         "Indemnifiable Losses" means any and all losses relating to, arising out of or resulting from any Indemnifiable Claim.

         "Claim" means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitral, investigative, or other, and whether made pursuant to federal, state, or other law; and (ii) any threatened, pending or completed inquiry or investigation by any federal, state or other governmental entity, that Indemnitee determines might lead to the institution of any such claim, demand, action, suit or proceeding.


Item 7.    Exemption from Registration Claimed

         Inapplicable.


Item 8.    Exhibits

Exhibit
Number   Exhibits

4-A      Sprint Nextel Corporation 2007 Omnibus Incentive Plan.

4-B The rights of Sprint Nextel's equity security holders are defined in Article Fifth, Article Sixth, Article Seventh and Article Eighth of the Articles of Incorporation of Sprint

         Nextel. The Amended and Restated Articles of Incorporation are filed as Exhibit 3.1 to Sprint Nextel's Current Report on Form 8-K filed August 18, 2005, and incorporated herein by reference.

4-C Second Amended and Restated Rights Agreement between Sprint Nextel and UMB Bank, n.a., as Rights Agent, dated as of March 16, 2004 and effective as of April 23, 2004 (filed as Exhibit 1 to Amendment No. 5 to Sprint Nextel's Registration Statement on Form 8-A relating to the Rights, filed April 12, 2004, and incorporated herein by reference).

4-D Amendment dated as of June 17, 2005 to Second Amended and Restated Rights Agreement (filed as Exhibit 4(d) to Sprint Nextel's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and incorporated herein by reference).

4-E Provisions regarding the Kansas Control Share Acquisition Statute are set forth in Article 2, Section 2.5 of the Bylaws of Sprint Nextel. Provisions regarding Stockholders' Meetings are set forth in Article 3 of the Bylaws. The Amended and Restated Bylaws are filed as Exhibit 3 to Sprint Nextel's Current Report on Form 8-K filed February 28, 2007, and Incorporated herein by reference.

5.       Opinion and consent of Michael T. Hyde, Esq.

15.      Letter in Lieu of Consent for Review Report.

23-A     Consent of KPMG LLP.

23-B     Consent of Deloitte & Touche LLP.

23-C     Consent of Michael T. Hyde, Esq. is contained in his opinion filed as
         Exhibit 5.

24.      Power of Attorney is contained on page II-8 of this Registration
         Statement.

Item 9.    Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales of the securities being registered are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless such information is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement, unless such information is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  (i) If the registrant is relying on Rule 430B:

                           (A) Each prospectus filed by the registrant pursuant
to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

                           (B) Each prospectus required to be filed pursuant to
Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)
(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

                  (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

         (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

         The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on the 8th day of May, 2007.

                                    SPRINT NEXTEL CORPORATION



                                    By:     /s/ Paul Saleh
                                    Name:   Paul N. Saleh
                                    Title:  Chief Financial Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Sprint Nextel Corporation, hereby severally constitute Gary D. Forsee, Paul N. Saleh, Leonard
J. Kennedy, Richard S. Lindahl, Charles R. Wunsch and Christie A. Hill, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Sprint Nextel Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on May 8, 2007.

         Name                               Title

/s/ Gary D. Forsee                  Chairman of the Board,
Gary D. Forsee                      Chief Executive Officer and
                                    President
                                    (Principal Executive Officer)


/s/ Paul Saleh                      Chief Financial Officer
Paul N. Saleh                       (Principal Financial Officer)


/s/ W. G. Arendt                    Senior Vice President
William G. Arendt                   and Controller
                                    (Principal Accounting Officer)

/s/ Keith J. Bane                   Director
Keith J. Bane

/s/ Robert R. Bennett               Director
Robert R. Bennett

__________________                  Director
Gordon M. Bethune

__________________                  Director
Frank M. Drendel

/s/ James H. Hance, Jr.             Director
James H. Hance, Jr.

/s/ V. Janet Hill                   Director
V. Janet Hill

/s/ I. O. Hockaday, Jr.             Director
Irvine O. Hockaday, Jr.

/s/ Linda K. Lorimer                Director
Linda Koch Lorimer

/s/ William H. Swanson              Director
William H. Swanson

                                  EXHIBIT INDEX

Exhibit
Number


4-A      Sprint Nextel Corporation 2007 Omnibus Incentive Plan.

4-B The rights of Sprint Nextel's equity security holders are defined in Article Fifth, Article Sixth, Article Seventh and Article Eighth of the Articles of Incorporation of Sprint Nextel. The Amended and Restated Articles of Incorporation are filed as Exhibit 3.1 to Sprint Nextel's Current Report on Form 8-K filed August 18, 2005, and incorporated herein by reference.

4-C Second Amended and Restated Rights Agreement between Sprint Nextel and UMB Bank, n.a., as Rights Agent, dated as of March 16, 2004 and effective as of April 23, 2004 (filed as Exhibit 1 to Amendment No. 5 to Sprint Nextel's Registration Statement on Form 8-A relating to the Rights, filed April 12, 2004, and incorporated herein by reference).

4-D Amendment dated as of June 17, 2005 to Second Amended and Restated Rights Agreement (filed as Exhibit 4(d) to Sprint Nextel's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and incorporated herein by reference).

4-E Provisions regarding the Kansas Control Share Acquisition Statute are set forth in Article 2, Section 2.5 of the Bylaws of Sprint Nextel. Provisions regarding Stockholders' Meetings are set forth in Article 3 of the Bylaws. The Amended and Restated Bylaws are filed as Exhibit 3 to Sprint Nextel's Current Report on Form 8-K filed February 28, 2007, and Incorporated herein by reference.

5.       Opinion and consent of Michael T. Hyde, Esq.

15.      Letter in Lieu of Consent for Review Report.

23-A     Consent of KPMG LLP.

23-B     Consent of Deloitte & Touche LLP.

23-C Consent of Michael T. Hyde, Esq. is contained in his opinion filed as Exhibit 5.

24.      Power of Attorney is contained on page II-8 of this Registration
         Statement.